2nd Quarter 2017 and Pending Acquisitions Investor Presentation Exhibit 99.1

Forward Looking Statement This presentation contains forward-looking statements, within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements related to future events, other future financial and operating performance, costs, revenues, economic conditions in our markets, loan performance, credit risks, collateral values and credit conditions, or business strategies, including expansion and acquisition activities and may be identified by terminology such as “may,” “will,” “should,” “expects,” “scheduled,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “potential,” or “continue” or the negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should specifically consider the factors described throughout this report. We cannot assure you that future results, levels of activity, performance or goals will be achieved, and actual results may differ from those set forth in the forward looking statements. Forward-looking statements, with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of CenterState to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2016, and otherwise in our SEC reports and filings.

Overview of Franchise Established in 2000 Ticker Symbol: CSFL (NASDAQ) Headquartered in Winter Haven, FL on the I-4 Corridor $6.8B in assets $4.6B in loans $5.5B in deposits 78 branches Data as of 6/30/17 Tampa Jacksonville Orlando Winter Haven Miami Ocala Gainesville Sarasota Daytona Beach St. Augustine Vero Beach Boca Raton

Stock Price Performance Over 1, 3 & 5 Year Periods Source: SNL Financial 1 Year: 6/30/16 – 6/30/17 3 Year: 6/30/14 – 6/30/17 5 Year: 6/30/12 – 6/30/17

Current Focus 1. Improve earning asset mix with a target loan to deposit ratio of 85% Recruiting commercial lending teams 2. Invest in non-interest income lines of business Mortgage SBA ARC interest rate swap product 3. M&A Core competency after 14 completed acquisitions since 2009 Ample opportunities Preparations for crossing $10 billion in assets are ongoing

Banking the Sunshine State

Florida ranks as the number one state in the nation for net migration. Florida’s ~$900B economy is 70% larger than any other state in the southeastern United States and maintains an attractive tax policy. If the Sunshine State was a country, Florida’s economy would be the 17th largest in the world – larger than Saudi Arabia, Poland and Argentina. Why invest in Florida? Source: Bureau of Economic Analysis and US Census Bureau Population Growth

Florida hosted a record of 113 million visitors to the state in 2016. Tourism is on the Rise Source: Visit Florida Florida Historic Visitor Estimates

AVERAGE 1980 - 2000: .00734 Single Family Housing is a Tailwind Undersupply of housing starts since the crisis exceeds the over supply prior to the crisis. Source: Florida Office of Economic and Demographic Research Oversupply Undersupply

Source: SNL Financial, Bureau of Economic Analysis Data as of 6/30/16 Superior Markets of Operation 2017 Population by State (mm) Southeast States’ GDP ($bn) ’17 – ’22 Proj. HHI Growth – Southeast States ’17 – ’22 Proj. Population Growth – CSFL MSAs

Capital Management

CSFL – Best Positioned Florida Consolidator Source: SNL Financial Data as of MRQ available on all Florida headquartered banks under $10 billion in assets. Public companies are defined as financial institutions traded on a national exchange. 2017 Sunshine Bancorp, Inc. HCBF Holding Company, Inc. 2016 Platinum Bank Holding Co. Gateway Financial Holdings of FL, Inc. 2015 Community Bank of South Florida Hometown of Homestead Banking Co. 2014 First Southern Bancorp 2013 Gulfstream Bancshares 2012 FDIC - Central Florida State Bank FDIC - First Guaranty Bank & Trust Co. 2011 Federal Trust from The Hartford Insurance TD Bank divesture 2010 FDIC - Olde Cypress Community FDIC - Independent National Bank of Ocala FDIC - Community National Bank of Bartow 2009 FDIC - Ocala National Bank 16 transactions announced since 2009 Florida Headquartered Banks – 130

Assets: ~ $10 billion Deposits: ~ $8 billion Loans: ~ $7 billion Market Cap: ~ $2 billion Creating Florida’s Bank Source: SNL Financial Data as of 6/30/17, pricing data as of 8/11/17; deposit market share data as of 6/30/16 Note: Community bank defined as institutions with total assets less than $20.0 billion Excludes purchase accounting adjustments Pro Forma Highlights (1) CSFL (78) Harbor (46) SBCP(18) Tampa Jacksonville Winter Haven Miami Ocala Gainesville Sarasota Daytona Beach St. Augustine Vero Beach Boca Raton Orlando CenterState becomes the largest community bank in the 3rd largest state #1 in Assets #1 in Market Capitalization #1 in Deposit Market Share #1 Branch Network

Combined Highlights Strategic Rationale Low Risk Profile Attractive Financial Returns Pro forma CenterState to be ranked as the #1 Florida-based community bank (1) Provides branch leverage in concentrated markets Deepens CenterState’s market share in strategic Florida markets Low cost of funds and strong core deposit bases 89% of both Harbor and Sunshine branches are in MSAs in which CSFL already operates Reduces loan / deposit ratio to 82% Minimal initial tangible book value dilution, earned back in less than 3 years Mid-single digit EPS accretion, inclusive of the impact of crossing $10.0 billion in assets Significant branch consolidation opportunities boost efficiency ratio trajectory Pro forma company remains “well-capitalized” and remains under CRE guidelines Comparable community banking cultures operating in similar communities Known markets to the CenterState management team Comprehensive due diligence with talented and practiced credit review team CenterState is an experienced acquiror and integrator Source: SNL Financial Deposit market share data as of 6/30/16, pro forma for announced deals Based upon deposit market share; community bank defined as banks with total assets less than $20.0 billion

CSFL MSAs of Operation Harbor MSAs of Operation SBCP MSAs of Operation Overlapping MSAs of Operation #7 Community Bank $1,307 million deposits #2 Community Bank $685 million deposits #1 Community Bank $627 million deposits #1 Community Bank $1,180 million deposits #2 Community Bank $531 million deposits #2 Community Bank $826 million deposits Deposit Market Share in Key Markets Pro Forma Deposit Market Share Jacksonville Miami Daytona Beach St. Augustine Vero Beach Boca Raton Miami MSA Orlando Tampa Port St. Lucie Port St. Lucie MSA Lakeland – Winter Haven MSA Tampa – St. Pete MSA Orlando MSA Jacksonville MSA Source: SNL Financial Data as of 6/30/16 Note: Community bank defined as banks with total assets less than $20.0 billion Sarasota MSA Ocala-Gainesville Market #2 Community Bank $971 million deposits Sarasota #2 Community Bank $397 million deposits

Combined Transactions: Total Assets = $3.2 billion Total Loans = $2.0 billion Total Deposits = $2.6 billion Combined Target Financials (1) + Pricing Multiples Source: SNL Financial Data as of 6/30/17 Excludes purchase accounting adjustments Price / TBV = 186% Price / 2018 earnings with cost saves = 11.4x Cost savings of ~ 40% of combined expense base; Transactions assume 67% phased-in in 2018 and 100% thereafter Attractive Financial Results EPS Accretion: High single-digit TBV Earnback: Under 2.5 years Excluding Impact of Crossing $10 Billion Including Impact of Crossing $10 Billion Initial TBV Dilution: ~3% EPS Accretion: Mid single-digit TBV Earnback: Under 3.0 years Pro Forma Capital Ratios: TCE / TA: 8.7% CET1 Capital Ratio: 11.1% Total Risk-Based Capital Ratio: 12.0%

Pro Forma Consolidation Opportunities 189% growth in deposits per branch 37 166 100 103 2009 …..………………...…………………….……… 2017 37 Branches Average Size $27M 159 Branches Acquired Plus 7 De-novo Branches 100 Branches Consolidated or Sold 103 Branches Average Size $78M

$10 Billion Preparation Enhancing risk management: Chief Risk Officer in place since 2010 Bank Risk Committee in place since 2011 General Counsel hired in 2016 Implementing rigorous stress testing: Top down and bottom up stress testing using outside resources since 2014 Planning toward developing and implementing a DFAST compliant stress test model by 2018 Investing in IT and Infrastructure Pro forma company crosses $10 billion in assets in 2018 Estimated annual after-tax earnings reduction of $6.5 million Durbin impact begins in Q3 2019

Operating Performance

Earnings Per Share : Historical and Consensus Forecast 2014 – 2018 CAGR: 33.2% Adjusted EPS is a Non-GAAP financial measure that excludes gain on extinguishment of debt, gain on sale of AFS securities, loss on termination of FDIC loss share agreements, and merger-related expenses, net of tax. See reconciliation of GAAP to Non-GAAP measures on slide 31. Consensus EPS reflects consensus estimate per most recent analyst reports. Consensus Operating EPS Adjusted Diluted EPS (Non-GAAP)1 Diluted EPS

Efficiency Ratio2 Performance Metrics Adjusted ROAA and ROATCE are Non-GAAP financial measures that exclude gain on sale of AFS securities and merger-related expenses, net of tax. ROATCE ratios also exclude amortization of intangible assets, net of tax. Efficiency Ratio and Adjusted Efficiency Ratio are Non-GAAP financial measures. Efficiency Ratio is defined as follows: [non-interest expense – nonrecurring expense] / [net interest income (fully tax equivalent) + non-interest income – nonrecurring income]. Adjusted Efficiency Ratio also excludes merger-related expenses. See reconciliation of GAAP to Non-GAAP measures on slide 31. Tangible Book Value per share Return on Average Tangible Common Equity1, annualized Return on Average Assets1, annualized 6/30/16 – 6/30/17 Growth: 17%

Loan Production by Year ($ in millions)

Number of Deposit Accounts (000’s) Premium Core Deposit Franchise Cost of Deposits 2012 – 2016 CAGR: 8.4% Deposit Mix vs. Peers † Core deposits defined as non-time deposits. * Source: SNL Financial; as of MRQ available. Peers include the following: ABCB, CBF, CHCO, CTBI, FBNC, FCB, HOMB, LION, PSTB, RBCAA, RNST, SBCF, SFBS, SFNC, SSB, STBZ, TOWN, UBSH, UCBI and XBKS.

EPS includes corporate overhead allocations. †Annualized Correspondent Banking Income Analysis ($MM) Client Banks Correspondent Banking office Correspondent Earnings Measure (1)   2014 2015 2016 1H17†     EPS $0.04 $0.14 $0.19 $0.16

Investment Thesis Based on strong operating results, CSFL shares outperformed the banking index over a 1, 3 & 5 year horizon. Florida is an economic powerhouse and leads the nation in net migration. With $6.8 billion in assets, CSFL ranks as the 2nd largest community bank headquartered in Florida. Investments are currently underway to accelerate organic growth and build shareholder value.

Supplemental

                  Loan Type No. of Loans Balance Avg Loan Balance     Residential Real Estate 8,144 $ 1,021 MM $125,400   CRE Owner Occupied 2,057 $ 948 MM $460,900 CRE Non-Owner Occupied 1,709 $ 1,526 MM $892,900   Construction, A&D, & Land 833 $ 245 MM $294,100   Commercial & Industrial 4,060 $ 629 MM $154,900   Consumer & All Other 5,073 $ 98 MM $19,300   Total   21,876   $4,467 MM   $204,200 Total Loan Portfolio as of June 30, 2017 Total Loans by Type 1 Total Loans Detail 1 1. Excluding purchased credit-impaired and held for sale loans Loan Relationships n Top 10 represent ~5% of total loans n Top 20 represent ~8% of total loans Consolidated Loan Concentrations C&D loan concentration of 39% CRE loan concentration of 284%

Loans Yields (TEY) (Non-GAAP)1 Average Balances ($ in billions) Excluding PCI loans Source: SNL Financial, MRQ presented if current quarter not yet available Nonperforming assets include loans 90 days or more past due, nonaccrual loans, and OREO/ORA; and exclude FDIC covered assets Southeastern peers include ABCB, CBF, CHCO, CTBI, FBNC, FCB, HOMB, LION, PSTB, RBCAA, RNST, SBCF, SFBS, SFNC, SSB, STBZ, TOWN, UBSH, UCBI, XBKS. Florida peers include all banks headquartered in Florida with total assets between $1 billion and $10 billion. 1. TEY yield on Non-PCI loans is a Non-GAAP financial measure. See reconciliation of GAAP to Non-GAAP measures on slide 31. NPAs / Loans & OREO (%) Net Charge-offs (Recoveries) / Average Non PCI loans (%) * annualized

Deposit Relationships n Top 10 represent ~5% of total deposits n Top 20 represent ~7% of total deposits Total Deposits by Type Total Deposits Detail 23 Total Deposit Portfolio as of June 30, 2017                   Deposit Type No. of Deposits Balance Avg Deposit Balance     Demand Deposits 86,594 $ 1,926 MM $22,200   Now Accounts 39,902 $ 990 MM $24,800   Savings Deposits 26,478 $ 520 MM $19,600   Money Market 8,967 $ 1,178 MM $131,400 Certificates of Deposits 15,327 $ 861 MM $56,200         Total   177,268   $ 5,475 MM   $30,900 Checking Accounts (DDA & NOW) No. of Accounts $ Balance Retail 72% 28% Commercial 28% 72%

Analyst Coverage Source: SNL Financial and/or most recent analyst reports. Firm Analyst Report Date Rating Price Target 2017 Operating EPS Estimate 2018 Operating EPS Estimate Stephens, Inc. Tyler Stafford, CFA Aug. 21, 2017 Overweight $29.00 $1.46 $1.80 501-377-8362 Hovde Group LLC Joseph Fenech Aug. 16, 2017 Outperform $29.00 $1.44 $1.74 312-386-5909 Raymond James Michael Rose Aug. 14, 2017 Outperform 2 $29.00 $1.43 $1.65 Financial Inc. 312-655-2940 Keefe, Bruyette & Brady Gailey, CFA Aug. 30, 2017 Market Perform $28.00 $1.43 $1.68 Woods Inc. 404-231-6546 Brean Capital, LLC Blair Brantley, CFA Aug. 29, 2017 Hold NA $1.43 $1.67 804-234-1299 Fig Partners LLC John Rodis Aug. 15, 2017 Market Perform $28.00 $1.41 $1.67 314-570-2671

Reconciliation of GAAP to Non-GAAP Measures Year Ended 2014 2015 2016 Adjusted net income per share - Diluted Earnings per share - Diluted (GAAP) $0.31 $0.85 $0.88 Effect to adjust for securities available for sale — — — Effect to adjust for early extinguishment of debt — — — Effect to adjust for termination of FDIC loss share agreements — — 0.24 Effect to adjust for merger-related expenses 0.18 0.02 0.15 Adjusted net income per share - Diluted (Non-GAAP) $0.49 $0.87 $1.27 Three months ended Sept. 30, 2016 Dec. 31, 2016 Mar. 31, 2017 June 30, 2017 Adjusted return on average assets (Non-GAAP) Return on average assets (GAAP) 1.22% 1.25% 1.29% 0.95% Effect to adjust for merger-related expenses — 0.01% 0.05% 0.42% Adjusted return on average assets (Non-GAAP) 1.22% 1.26% 1.34% 1.37% Adjusted return on average tangible equity (non-GAAP) Return on average tangible equity (Non-GAAP) 15.0% 15.3% 14.1% 11.0% Effect to adjust for merger-related expenses — 0.1% 0.5% 4.7% Adjusted return on average tangible equity (Non-GAAP) 15.0% 15.4% 14.6% 15.7% Efficiency ratio (tax equivalent) (Non-GAAP) Efficiency ratio (tax equivalent) (Non-GAAP) 58.7% 58.1% 59.3% 68.9% Effect to adjust for merger-related expenses — (0.4%) (1.4%) (11.9%) Adjusted efficiency ratio (Non-GAAP) 58.7% 57.7% 57.9% 57.0% Endng Balance June 30, 2016 Sept. 30, 2016 Dec. 31, 2016 Mar. 31, 2017 June 30, 2017 Tangible common equity (Non-GAAP) Total stockholders' equity (GAAP) $537,971 $552,771 $552,457 $634,401 $890,258 Goodwill (105,492) (105,492) (106,028) (106,028) (257,683) Core deposit intangible (17,023) (16,267) (15,510) (14,785) (26,217) Other intangibles (768) (733) (784) (754) (1,011) Tangible common equity (Non-GAAP) $414,688 $430,279 $430,135 $512,834 $605,347 Common shares outstanding (in thousands) 47,996 48,017 48,147 51,126 60,003 Common tangible equity per common share (Non-GAAP) $8.64 $8.96 $8.93 $10.03 $10.09 Three months ended June 30, 2016 Sept. 30, 2016 Dec. 31, 2016 Mar. 31, 2017 June 30, 2017 Tax equivalent yields on Non-PCI loans (Non-GAAP) Yield on Non-PCI loans 4.49% 4.41% 4.38% 4.39% 4.55% Effect from tax equivalent adjustment 0.04% 0.05% 0.06% 0.09% 0.08% Yield on Non-PCI loans - tax equivalent (Non-GAAP) 4.53% 4.46% 4.44% 4.48% 4.63%

Investor Contacts Ernie Pinner John Corbett Executive Chairman President & Chief Executive Officer esp@centerstatebank.com jcorbett@centerstatebank.com Steve Young Jennifer Idell Chief Operating Officer Chief Financial Officer syoung@centerstatebank.com jidell@centerstatebank.com

Investors are urged to review carefully and consider all public filings by CenterState and Harbor with the SEC, including but not limited to CenterState’s Annual Report on Form 10-K, its proxy statement, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K, and HCBF’s Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. The documents filed with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. The documents filed by CenterState with the SEC may also be obtained free of charge at CenterState’s website at www.centerstatebanks.com or by requesting them in writing to CenterState Banks, Inc., Attention: Secretary, 1101 1st Street South, Winter Haven, FL 33880. The documents filed by Harbor with the SEC may be obtained free of charge by requesting them in writing to HCBF Holding Company, Inc., Attention: Secretary, 200 S. Indian River Drive, Suite 101, Fort Pierce, FL 34950. In connection with the Harbor merger, CenterState intends to file a registration statement on Form S-4 with the SEC, which will include a proxy statement of CenterState and Harbor and a prospectus of CenterState. A definitive joint proxy statement/prospectus will be sent to the shareholders of CenterState and Harbor seeking the required shareholder approvals. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Before making any voting or investment decision, investors and security holders of CenterState and Harbor are urged to read carefully the entire registration statement and joint proxy statement/prospectus when they become available, including any amendments thereto, because they will contain important information about the proposed transaction. Free copies of these documents may be obtained as described above. CenterState, Harbor and certain of their directors and executive officers may be deemed participants in the solicitation of proxies from CenterState and Harbor shareholders in connection with the Harbor merger. Information regarding the directors and executive officers of CenterState, Harbor and other persons who may be deemed participants in the solicitation of the shareholders of CenterState and Harbor in connection with the Harbor merger will be included in the joint proxy statement/prospectus for CenterState’s and Harbor’s special meetings of shareholders, which will be filed by CenterState with the SEC. Information about the directors and officers of CenterState and their ownership of CenterState common stock can also be found in CenterState’s definitive proxy statement in connection with its 2017 annual meeting of shareholders, as filed with the SEC on March 2, 2017, and other documents subsequently filed by CenterState with the SEC. Additional information regarding the interests of such participants will be included in the joint proxy statement/prospectus and other relevant documents regarding the Harbor merger filed with the SEC when they become available. Additional Information About the Harbor Merger and Where to Find It

Investors are urged to review carefully and consider all public filings by CenterState and Sunshine with the SEC, including but not limited to their Annual Reports on Form 10-K, their proxy statements, their Quarterly Reports on Form 10-Q, and their Current Reports on Form 8-K. The documents filed with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. The documents filed by CenterState with the SEC may also be obtained free of charge at CenterState’s website at www.centerstatebanks.com or by requesting them in writing to CenterState Banks, Inc., Attention: Secretary, 1101 1st Street South, Winter Haven, FL 33880. The documents filed by Sunshine with the SEC may also be obtained free of charge at Sunshine’s website at www.mysunshinebank.com or by requesting them in writing to Sunshine Bancorp, Inc., 102 West Baker Street, Plant City, Florida 33563, Attention: Secretary. In connection with the Sunshine merger, CenterState intends to file a registration statement on Form S-4 with the SEC which will include a proxy statement of Sunshine and a prospectus of CenterState. A definitive proxy statement/prospectus will be sent to the shareholders of Sunshine seeking the required shareholder approval. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Before making any voting or investment decision, investors and security holders of CenterState and Sunshine are urged to read carefully the entire registration statement and proxy statement/prospectus when they become available, including any amendments thereto, because they will contain important information about the proposed transaction. Free copies of these documents may be obtained as described above. Sunshine and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Sunshine in connection with the Merger. Information about the directors and executive officers of Sunshine and their ownership of Sunshine common stock is set forth in the proxy statement for Sunshine's 2017 annual meeting of stockholders, as filed with the SEC on Schedule 14A on March 30, 2017. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus regarding the proposed merger when it becomes available. Additional Information About the Sunshine Merger and Where to Find It